EXHIBIT 10.04

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (“Agreement”), is made and entered into this 17th day of August, 2017, by and among Leapfrog Media Trading, Inc., a Delaware corporation (the “Seller”) and Social Reality, Inc., a Delaware corporation (the “Buyer”).

Recitals

WHEREAS, the Seller and the Buyer entered into that certain Asset Purchase Agreement dated April 20, 2017 as amended by Amendment No. 1 to the Asset Purchase Agreement dated August 17, 2017 (collectively, the “Purchase Agreement”), pursuant to which at the Closing Date the Buyer acquired the Purchased Assets.

WHEREAS, the Buyer desires that the Seller continue to provide certain services to the Buyer in connection with the Purchased Assets following the Closing Date for the time periods set forth herein.

WHEREAS, the parties hereto agree, upon the terms and conditions set forth in this Agreement, to provide or cause to be provided to the specified parties herein certain services on the terms and conditions set forth herein.

NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1.

SERVICES

1.1.

Services. During the Term (as defined below), the Seller shall operate the Amazon Web Services, make Gregory Goldberg available to assist in the operation of the Purchased Assets, provide general transition services and provide to the Buyer the Vendor Services identified in Exhibit A hereof (as such Services are modified from time to time pursuant to this Agreement, individually referred to hereinafter as a “Service” and collectively as the “Services”).

1.2.

Consistent with Past Practice. It is understood by the parties that the scope of Services to be provided by Seller will be substantially consistent with historical practice to operate the Purchased Assets, and that the Seller will not provide Services in excess of such scope except as mutually agreed to in writing by the Seller and the Buyer.

ARTICLE 2.

TERM AND TERMINATION

2.1.

Term. This Agreement shall be effective as of the Closing Date and shall, unless a shorter period is expressly provided for with respect to a specific Service in the Exhibits hereto, continue until the date that is two (2) months after the Closing Date (the “Term”), unless earlier terminated pursuant to Section 2.2 below.  In the event that Buyer continues to request the continuation of any Services beyond the Term, the Seller may cease providing the Services at any time without notice to the Buyer.

2.2.

Termination. Except as otherwise provided herein, prior to the expiration date set forth in Section 2.1 above, Buyer may terminate any individual Service(s) provided hereunder by Seller, by providing at least ten (10) days’ advance written notice to Seller, but such termination shall not be effective until the first day of the calendar month after such 10 day notice period; provided, however, that if any individual Service(s) is terminated pursuant to this Section 2.2, and other Service(s) provided hereunder are dependent upon such terminated Service(s), such other Service(s) will not be provided past the termination date of such terminated Service(s).

ARTICLE 3.

FEES

Seller shall provide the Services to Buyer during the Term without consideration. Notwithstanding anything contained herein to the contrary, in the event that the scope of any Service provided by Seller is in excess of the contemplated scope of such Service, and the Seller has agreed to provide such Services pursuant to Section 1.2 above, the Buyer will pay Seller a fee(s) (the "Fee") as is reasonable to compensate the Seller for such increased scope of Service in an amount mutually agreed by the parties at such time. In addition, in the event that the Seller receives any fees or consideration from a third party for the Services, the Seller agrees to immediately remit such fee or other consideration to the Buyer.

ARTICLE 4.

PAYMENT OF FEES

No later than the fifth (5th) day after receiving an invoice from Seller, which shall not be provided more frequently than one time per month, Buyer shall pay to the Seller the total Fees for that month, if any.

ARTICLE 5.

WARRANTY, LIMITATION OF LIABILITY AND INDEMNITY

5.1.

Warranty. The Seller shall provide the Services in a manner substantially consistent with the manner in which such Services were previously provided in recent historical practice, and where such Services were not recently provided by Seller, then such Services shall be provided in a commercially reasonably and complete manner and with a comparable degree of skill, attention and care as the Seller exercises in performing the same or similar services for itself.

5.2.

Indemnification. Subject to Section 5.1 of this Agreement, the indemnification procedures set forth in Article 8 of the Purchase Agreement shall apply to this Agreement, and are incorporated by reference herein; provided, however, that Seller shall have no liability or obligation to provide indemnification for Losses based upon, arising out of or otherwise related to this Agreement or the applicable Services unless such Losses were solely a direct result of the fraud or willful misconduct of Seller. The provisions of this Section 5.2 will survive the termination or expiration of this Agreement.

ARTICLE 6.

COMPLIANCE WITH LAWS AND REGULATIONS; THIRD-PARTY CONSENTS

6.1.

Notices. Each party shall give all notices and obtain all licenses and permits required by applicable laws, rules, ordinances, codes or regulations and shall comply with all applicable laws, rules, ordinances, codes and regulations of any governmental entity or regulatory agency governing the Services to be provided hereunder.

6.2.

Violations of Law. If it is found that a particular Service being provided pursuant to this Agreement results in any party being given notice that it is violation of a law or regulation by a third-party regulatory or governmental agency, the parties will mutually cooperate to provide the Service in a way that is not in violation of such law or regulation; provided. Failing such efforts to bring the provision of such Service into conformity with such laws or regulations, the Seller may cancel such Service, and shall not be liable to the Buyer with respect to any violation.

6.3.

Third-Party Consents. Seller’s obligation to provide any Service is conditioned upon such Seller obtaining the consent, where necessary, of any relevant third party provider; provided, however, that if such consent cannot be obtained, the parties shall cooperate to arrange for alternative methods of such Service being provided to the Buyer. Failing such efforts to bring the provision of such Service into conformity with any such obligations to a third party provider, Seller may cancel such Service, and shall not be liable to the Buyer with respect thereto.

ARTICLE 7.

COOPERATION

7.1.

Seller and Buyer shall make available on a timely basis to the other party, at such other party’s cost, all information and materials reasonably requested by such party to enable it to perform its obligations pursuant to this Agreement; provided, however, that in no event will a party be required to make available any information which in that party’s reasonable opinion the disclosure of which could jeopardize an attorney-client privilege or in the opinion of the non- requesting party would compromise material proprietary information of such non-requesting party.

7.2.

The employees, consultants and representatives of Seller and its Affiliates shall not be deemed, for purposes of any compensation and employee benefits matter (including, without limitation, withholding taxes, worker’s compensation insurance, social security contributions or other applicable Taxes or similar costs related to their employment or retention), to be employees, consultants or representatives of the Buyer solely on account of such Buyer receiving Services from the Seller.

7.3.

The employees, consultants and representatives of Buyer and its Affiliates shall not be deemed, for purposes of any compensation and employee benefits matter (including, without limitation, any withholding taxes, worker’s compensation insurance, social security contributions or other applicable Taxes or similar costs related to their employment or retention), to be employees, consultants or representatives of the Seller solely on account of such Seller providing Services to the Buyer.

ARTICLE 8.

CONFIDENTIALITY

Each party shall keep confidential, and not disclose to any other person or use for its own benefit or the benefit of any other person, any confidential or proprietary information obtained from the other party(ies) in connection with this Agreement. The obligation of the parties under this Article 8 shall not apply to information which: (a) is or becomes generally available to the public without breach of the commitment provided for in this Article 8, or (b) is required to be disclosed by law, order or regulation of a court or tribunal or government authority; provided, however, that in any such case, the disclosing party shall notify the other party(ies) as early as reasonably practicable prior to disclosure to allow such other party(ies) to take appropriate measures to preserve the confidentiality of such information. The provisions of this Article 8 will survive the termination or expiration of this Agreement.

ARTICLE 9.

FORCE MAJEURE

Neither party shall be liable to the other party for any loss, cost or damage for delay or non-performance of any of its obligations hereunder resulting from any requirement or intervention of civil, naval or military authorities or other agencies of the government, or by reason of any other causes whatsoever not reasonably within the control of such party, including, but not limited to, acts of God, war, riot, insurrection, civil violence or disobedience, blockages, embargoes, sabotage, epidemics, fire, strikes, lock-outs or other industrial or labor disturbances, lightning, hurricanes, other severe weather disturbances, explosions and delay of carriers.

ARTICLE 10.

NO IMPLIED ASSIGNMENTS OR LICENSES

Nothing in this Agreement is to be construed as an assignment or grant of any right, title or interest in any trademark, copyright, design or trade dress, patent right or other intellectual property right.

ARTICLE 11.

MISCELLANEOUS

11.1. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-

day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth in the Purchase Agreement, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

11.2.

Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect their original intent as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

11.3.

Entire Agreement; No Third-Party Beneficiaries. This Agreement, together with the Transaction Documents, constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and do not, and is not intended to, confer upon any person other than the parties hereto, any rights whatsoever.

11.4.

Amendment; Waiver. This Agreement may be amended only in a writing signed by each of the parties hereto. Any waiver of rights hereunder must be set forth in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive either party’s rights at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

11.5.

Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors. Notwithstanding the foregoing, this Agreement shall not be assigned by the Seller by operation of law or otherwise without the express written consent of the Buyer.

11.6.

Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with, the laws of the State of Delaware without regard to the conflicts of laws provisions thereof. Each of the parties hereto hereby irrevocably and unconditionally waives any right it may have to trial by jury in connection with any litigation arising out of or relating to this agreement, the transactions contemplated hereby or any of the other transactions contemplated hereby.

11.7.

Construction. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

11.8.

Counterparts. This Agreement may be executed simultaneously in one or more counterparts (including by facsimile or electronic .pdf submission), and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement.

11.9.

Definitions. All capitalized terms not defined in this Agreement shall have the meaning provided in the Purchase Agreement.

11.10. Independent Contractor. Seller is and shall remain at all times an independent contractor of the Buyer in the performance of all Services hereunder, and all persons employed by Seller or under contract or agreement with Seller to perform such Services shall be and remain employees or contractors solely of such Seller and subject only to the supervision and control of the applicable Seller supervisory personnel.

[Signature Page Follows]

[signature page of Transition Services Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

LEAPFROG MEDIA TRADING, INC.

By:	/s/ Constantine Goltsev
Name: Constantine Goltsev
Title: Managing Partner

SOCIAL REALTY, INC.

By:	/s/ Christopher Miglino
Name: Christopher Miglino
Title: Chief Executive Officer

TRANSITION SERVICES AGREEMENT SIGNATURE PAGE

Exhibit A

I.     Vendor Arrangements

Seller hereby agrees to make available to Buyer the services (the “Vendor Services”) from the vendors (the “Vendors”) set forth on the schedule below as such Vendor Services are provided to Seller on the closing date pursuant to the terms of Seller’s agreements with the applicable Vendor (the “Vendor Agreements”).

Seller will manage the provision of the Vendor Services in accordance with Buyer’s reasonable instructions (including, as applicable, instructions to terminate a particular Vendor Service), provided such instructions are in accordance with the terms and conditions of the underlying agreements with the applicable Vendor. Seller agrees not to, and will cause any of its affiliates that is a party to a Vendor Service agreement not to, extend, renegotiate any term or otherwise modify any Vendor Service contract without the express consent of Buyer, and Seller further agrees to promptly notify Buyer of any notice of termination of, proposed amendment to or contemplated modification to (including any increase in fees assessed under) any Vendor Service contract that Seller or its affiliate receives from a third party provider under a Vendor Service contract. If Seller agrees to modify or amend a Vendor Service contract without the consent of Buyer, Buyer shall have a right to terminate its obligations hereunder with respect to such Vendor Service agreement.

Seller shall manage performance of the Vendor Services in a commercially reasonable manner. In performing its obligations to Buyer, Seller will be entitled to rely upon any instructions, authorizations, approvals or other information provided to Seller by Buyer.

Seller shall promptly forward to a Buyer designated bank account all funds from the Purchased Assets that are transferred or otherwise delivered by third parties to Seller following the Closing Date, including, but not limited to proceeds received from Accounts Receivable and all other cash proceeds from refunds and deposits.

Buyer and Seller shall work together to facilitate payment of trade accounts payable transferred to Buyer. Such services may include Buyer advancing funds to Seller for distribution to vendors.

Buyer and Seller shall use commercially reasonable efforts to seek consent to have all vendor agreements transferred directly to Buyer and shall cooperate to accomplish this. To the extent any vendor agreement solely requires advance notice to assign, Buyer and Seller shall work together in an expedient manner to provide such advance notice to the vendor and subsequently assign such vendor agreement.

Buyer will cooperate with Seller and provide to Seller such resources, information and other input as are (i) reasonably requested by Seller, (ii) necessary to perform or receive the benefit of the Vendor Services, and/or (iii) otherwise reasonably required in order to enable Seller to fulfill its obligations under the respective Vendors. Buyer also agrees to comply with the terms and conditions of the underlying Vendor Agreements as such terms and conditions are applicable to Seller. Seller shall not be responsible for, and Buyer hereby agrees to indemnify, defend and hold Seller (and its affiliates, and the respective current, future and former officers, directors,

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employees, successors and assigns of each of the foregoing (the “Seller Indemnitees”)) harmless from and against, all liabilities, losses, damages, costs and expenses (including reasonable attorneys’ fees) incurred by the Seller Indemnitees in connection with any act or omission of Buyer (or its affiliates, subcontractors or agents) that prevents or delays Seller’s performance of its obligations under, or otherwise causes Seller to be in breach of, a Vendor Agreement.

Seller shall, subject to the control and direction of Buyer and reimbursement of fees and expenses incurred by Seller as set forth below, enforce on behalf of Buyer any rights under the Vendor Agreement relating to the services provided to Buyer thereunder, including any rights relating to warranties or service levels provided or agreed to by the Vendor. Buyer shall receive and retain any damages or other compensation received in connection with any efforts contemplated hereunder. Buyer shall reimburse Seller for any attorneys' fees or similar out-of- pocket costs incurred by Seller with Buyer’s prior written approval in performing Seller's obligations under this hereunder.

Buyer shall pay Seller those charges set forth in an invoice delivered by Seller for charges incurred by Seller under the Vendor Agreements without mark-up by Seller and pro-rated for any shared services rendered to Seller. For avoidance of doubt, Buyer's payment obligations hereunder shall not exceed the amount Seller is obligated under the Vendor Agreements to pay for services provided by applicable Vendor, excluding any termination charges, penalties, interest or other amounts other than fees for services provided.

Seller shall deliver an invoice or invoices in reasonable detail for the charges incurred on a weekly basis, which shall reflect the charges invoiced by, and payable by Seller to, the Vendor for the Vendor Services in accordance with the terms of the Vendor Agreement. All charges due from Buyer to Seller shall be due and payable within five (5) business days of receipt by Buyer of Seller’s invoice therefor.

EXCEPT TO THE EXTENT SUCH DAMAGES ARE RELATED TO OR ARISE FROM (A) PERSONAL INJURY, DEATH, OR DAMAGE TO PROPERTY; (B) GROSS NEGLIGENCE OR WILLFUL OR INTENTIONAL MISCONDUCT OR (C) A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS HEREUNDER: (I) IN NO EVENT SHALL EITHER PARTY BE LIABLE, ONE TO THE OTHER, FOR INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT; AND (II) IN NO EVENT SHALL EITHER PARTY’S LIABILITY HEREUNDER EXCEED, IN THE AGGREGATE, THE AMOUNTS PAID BY BUYER TO SELLER HEREUNDER DURING THE SIX (6) MONTH PERIOD PRECEDING THE LAST ACT OR OMISSION GIVING RISE TO SUCH LIABILITY.

Vendors, which may be amended from time to time upon consent of the Buyer and Seller:

Agreement	Fee
None.	None.

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II.     Seller Consulting Services

Description of Services Provided	Fee
Amazon Web Services	None.

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